As filed with the Securities and Exchange Commission on November 10, 1999
                                                     Registration No. 333-89489
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                           ASYST TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                 California                                      94-2942251
          (State of Incorporation)                  (I.R.S. Employer Identification No.)

                                48761 Kato Road
                               Fremont, CA 94538
                                (510) 661-5000
         (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                               ----------------

                             Douglas J. McCutcheon
                           Asyst Technologies, Inc.
                                48761 Kato Road
                               Fremont, CA 94538
                                (510) 661-5000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:

            James C. Kitch, Esq.                           Bruce Alan Mann, Esq.
           Michael L. Weiner, Esq.                          James H. Laws, Esq.
             Cooley Godward LLP                           Morrison & Foerster LLP
            Five Palo Alto Square                            425 Market Street
             3000 El Camino Real                          San Francisco, CA 94105
             Palo Alto, CA 94306                               (415) 268-7000
               (650) 843-5000

                               ----------------

       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration
                                  Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by Asyst in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.

   SEC Registration fee............................................... $ 19,604
   NASD Filing fee....................................................    7,552
   Nasdaq additional listing fee......................................   17,500
   Printing and engraving expenses....................................  200,000
   Legal fees and expenses............................................  200,000
   Accounting fees and expenses.......................................  100,000
   Transfer Agent and Registrar Fees and expenses.....................   25,000
   Blue Sky Fees and expenses.........................................    5,000
   Miscellaneous......................................................  125,344
                                                                       --------
     Total............................................................ $700,000
                                                                       ========

Item 15. Indemnification of Officers and Directors.

      The Company's Bylaws provide that Asyst will indemnify its directors and officers to the fullest extent not prohibited by California law. The Company is also empowered under its Articles of Incorporation and Bylaws to enter into indemnification contracts with its directors, officers, employees and agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, Asyst has entered into indemnity agreements with each of its directors and officers.

      In addition, Asyst's Articles of Incorporation provide that, to the fullest extent permitted by California law, Asyst's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Asyst and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non- monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to Asyst, for acts or omissions not in good faith or involving intentional misconduct or knowing and culpable violations of law, that the director believes to be contrary to the best interests of Asyst or its shareholders, involving a reckless disregard for the director's duty to Asyst or its shareholders when the director was aware or should have been aware of a risk of serious injury to Asyst or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director's duty to Asyst or its shareholders, for improper transactions between the director and Asyst and for improper distributions to shareholders and loans to directors and officers or for acts or omissions by the director as an officer. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of Asyst as to which indemnification is being sought, nor is Asyst aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                               INDEX TO EXHIBITS

    Exhibit
    Number                          Description of Document
 -------------                      -----------------------
  1.1          Form of Underwriting Agreement.
  2.1(iv)      Stock Purchase Agreement among the Company, Hine Design
               Incorporated and the Shareholders of Hine Design Incorporated,
               dated July 2, 1998.
  2.2(vi)      Agreement and Plan of Merger and Reorganization among the
               Company, PSTI Merger Sub Acquisition Corp., Progressive System
               Technologies, Inc., Advent International Investor II, Envirotech
               Fund I and Global Private Equity II, dated as of June 2, 1999.
  2.3(xii)     Stock Purchase Agreement among the Company, Palo Alto
               Technologies, Inc. ("PAT"),
               the shareholders of PAT and the optionholders of PAT, dated
               August 27, 1999.
  2.4*         Agreement for Sale and Purchase of Common Stock between MECS
               Corporation and the Company, dated September 27, 1999.
  3.1(i)       Amended and Restated Articles of Incorporation of the Company.
  3.2(xii)     Certificate of Amendment of the Amended and Restated Articles of
               Incorporation.
  3.3(i)       Bylaws of the Company.
  4.1(iii)     Common Stock Purchase Agreement, dated September 25, 1997.
  4.2(v)       Rights Agreement among the Company and Bank of Boston, N. A., as
               Rights Agents, dated June 25, 1995.
  4.3(vi)      Common Stock Purchase Agreement, dated as of May 26, 1999.
  5.1*         Opinion of Cooley Godward LLP.
 10.1(i)       Form of Indemnity Agreement entered into between the Company and its directors and officers.
 10.2(i)(x)    Company's 1993 Stock Option Plan and related form of stock option agreement.
 10.3(i)(x)    Company's 1993 Employee Stock Purchase Plan and related offering document.
 10.4(i)(x)    Company's 1993 Non-Employee Directors' Stock Option Plan and
               related offering document.
 10.5(i)       Hewlett-Packard SMIF License Agreement dated June 6, 1984.
 10.6(viii)    Lease Agreement between the Company and the Kato Road Partners dated February 16, 1995.
 10.7(viii)    Sublease Agreement between the Company and the Kato Road
               Partners dated February 16, 1995.
 10.8(vii)     Asset Purchase Agreement between Palo Alto Technologies, Inc., the Company and Asyst Automation, Inc., dated September 30,
               1997.
 10.9(ix)(x)   Loan Agreement A and Promissory Note Secured by Deed of Trust
               between the Company and Terry Moshier, all dated August 1, 1997.
 10.10(ix)(x)  Loan Agreement B, Promissory Note, and Loan Pledge Agreement
               between the Company and Terry Moshier, all dated August 1, 1997.
 10.11(x)(xiv) Secured Promissory Note between the Company and Dennis Riccio, dated November 16, 1998.
 10.12(x)(xiv) Secured Promissory Note between the Company and Dennis Riccio, dated February 1, 1999.
 10.13(xi)     Employment and Compensation Agreement between the Company and
               Mihir Parikh dated April 1, 1999.
 10.14(xii)    Lease Agreement between Aetna Life Insurance Company and Hine
               Design, Inc., dated August 4, 1995.
 10.15(xii)    Industrial Space Lease Agreement between PEN Associates and the
               Company, dated November 13, 1995, as amended.
 10.16(xii)    Lease Agreement between SL-6 Partners, Ltd. and Progressive
               System Technologies, Inc., dated November 20, 1995, as amended.
 10.17(xii)    Sublease Agreement between Progressive System Technologies, Inc.
               and Group, Inc., dated December 3, 1996.

 Exhibit Number                     Description of Document
 --------------                     -----------------------
 10.18(xii)     Industrial Space Lease Agreement between PEN Associates and the
                Company, dated December 14, 1997.
 10.19(xii)     Separation Agreement between the Company and William R.
                Leckonby, dated November 9, 1998.
 10.20(xii)     Amendment to Lease between Kato Road Partners and the Company, dated July 30, 1999.
 10.21(xii)     Cooperation Agreement between MECS Corporation and the Company, dated August 5, 1999.
 10.22(x)(xiii) Long-term Incentive Compensation Plan.
 21.1*          Subsidiaries of the Company.
 23.1           Consent of Arthur Andersen LLP.
 23.2           Consent of Ernst & Young LLP.
 23.3*          Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
 24.1*          Power of Attorney is contained on the signature pages to this registration statement.

--------
 +To be filed by amendment.
 *Previously filed.
(i) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-66184), as amended.
(ii) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-88246), as amended.
(iii) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on October 10, 1997.
(iv) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on August 14, 1998.
(v) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on June 29, 1998.
(vi) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on June 18, 1999.
(vii) Incorporated by reference to the Company's 10-Q; quarter ended September 30, 1997 (Confidential treatment granted).
(viii) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.
(ix) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.
(x) Management contract/compensation plan, contract or arrangement.
(xi) Incorporated by reference to the Company's Form 10-Q for the quarter ended June 30, 1999.
(xii) Incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1999.
(xiii) Incorporated by reference to the Company's DEF 14A filed with the SEC on July 29, 1998.
(xiv) Incorporated by reference to the Company's Annual Report on Form 10-K405 for the fiscal year ended March 31, 1999.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Asyst duly certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on November 10, 1999.

                                          Asyst Technologies, Inc.

                                                 /s/ Douglas J. McCutcheon
                                          By: _________________________________
                                                   Douglas J. McCutcheon
                                                 Senior Vice President and
                                                  Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

                 *                   Chairman of the Board, Chief   November 10,
____________________________________ Executive Officer and              1999
            Mihir Parikh             Director (Principal
                                     Executive Officer)

    /s/ Douglas J. McCutcheon        Senior Vice President and      November 10,
____________________________________ Chief Financial Officer            1999
       Douglas J. McCutcheon         (Principal Financial and
                                     Accounting Officer)

                 *                   Director                       November 10,
____________________________________                                    1999
          Walter W. Wilson

                                     Director
____________________________________
         Tsuyoshi Kawanishi

                 *                   Director                       November 10,
____________________________________                                    1999
           Stanley Grubel

                 *                   Director                       November 10,
____________________________________                                    1999
           Ashok K. Sinha

                                     Director
____________________________________
          Robert McNamara
    */s/ Douglas J. McCutcheon
____________________________________
       Douglas J. McCutcheon
          Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                     Sequential
    Exhibit                                                             Page
    Number                     Document Description                    Number
    -------                    --------------------                  ----------
  1.1          Form of Underwriting Agreement.
  2.1(iv)      Stock Purchase Agreement among the Company, Hine
               Design Incorporated and the Shareholders of Hine
               Design Incorporated, dated July 2, 1998.
  2.2(vi)      Agreement and Plan of Merger and Reorganization
               among the Company, PSTI Merger Sub Acquisition
               Corp., Progressive System Technologies, Inc.,
               Advent International Investor II, Envirotech Fund I
               and Global Private Equity II, dated as of June 2,
               1999.
  2.3(xii)     Stock Purchase Agreement among the Company, Palo
               Alto Technologies, Inc. ("PAT"), the shareholders
               of PAT and the optionholders of PAT, dated August
               27, 1999.
  2.4*         Agreement for Sale and Purchase of Common Stock
               between MECS Corporation and the Company, date
               September 27, 1999.
  3.1(i)       Amended and Restated Articles of Incorporation of
               the Company.
  3.2(xii)     Certificate of Amendment of the Amended and
               Restated Articles of Incorporation.
  3.3(i)       Bylaws of the Company.
  4.1(iii)     Common Stock Purchase Agreement, dated September
               25, 1997.
  4.2(v)       Rights Agreement among the Company and Bank of
               Boston, N. A., as Rights Agents, dated June 25,
               1995.
  4.3(vi)      Common Stock Purchase Agreement, dated as of May
               26, 1999.
  5.1*         Opinion of Cooley Godward LLP.
 10.1(i)       Form of Indemnity Agreement entered into between
               the Company and its directors and officers.
 10.2(i)(x)    Company's 1993 Stock Option Plan and related form
               of stock option agreement.
 10.3(i)(x)    Company's 1993 Employee Stock Purchase Plan and
               related offering document.
 10.4(i)(x)    Company's 1993 Non-Employee Directors' Stock Option
               Plan and related offering document.
 10.5(i)       Hewlett-Packard SMIF License Agreement dated June
               6, 1984.
 10.6(viii)    Lease Agreement between the Company and the Kato
               Road Partners dated February 16, 1995.
 10.7(viii)    Sublease Agreement between the Company and the Kato
               Road Partners dated February 16, 1995.
 10.8(vii)     Asset Purchase Agreement between Palo Alto
               Technologies, Inc., the Company and Asyst
               Automation, Inc., dated September 30, 1997.
 10.9(ix)(x)   Loan Agreement A and Promissory Note Secured by
               Deed of Trust between the Company and Terry
               Moshier, all dated August 1, 1997.
 10.10(ix)(x)  Loan Agreement B, Promissory Note, and Loan Pledge
               Agreement between the Company and Terry Moshier,
               all dated August 1, 1997.
 10.11(x)(xiv) Secured Promissory Note between the Company and
               Dennis R. Riccio, dated November 16, 1998.
 10.12(x)(xiv) Secured Promissory Note between the Company and
               Dennis R. Riccio, dated February 1, 1999.

                                                                     Sequential
                                                                        Page
 Exhibit Number                Document Description                    Number
 --------------                --------------------                  ----------
 10.13(xi)      Employment and Compensation Agreement between the
                Company and Mihir Parikh dated April 1, 1999.
 10.14(xii)     Lease Agreement between Aetna Life Insurance
                Company and Hine Design, Inc., dated August 4,
                1995.
 10.15(xii)     Industrial Space Lease Agreement between PEN
                Associates and the Company, dated November 13,
                1995, as amended.
 10.16(xii)     Lease Agreement between SL-6 Partners, Ltd. and
                Progressive System Technologies, Inc., dated
                November 20, 1995, as amended.
 10.17(xii)     Sublease Agreement between Progressive System
                Technologies, Inc. and Group, Inc., dated December
                3, 1996.
 10.18(xii)     Industrial Space Lease Agreement between PEN
                Associates and the Company, dated December 14,
                1997.
 10.19(xii)     Separation Agreement between the Company and
                William R. Leckonby, dated November 9, 1998.
 10.20(xii)     Amendment to Lease between Kato Road Partners and
                the Company, dated July 30, 1999.
 10.21(xii)     Cooperation Agreement between MECS Corporation and
                the Company, dated August 5, 1999.
 10.22(x)(xiii) Long-term Incentive Compensation Plan.
 21.1*          Subsidiaries of the Company.
 23.1           Consent of Arthur Andersen LLP.
 23.2           Consent of Ernst & Young LLP.
 23.3*          Consent of Cooley Godward LLP is contained in
                Exhibit 5.1 to this registration statement.
 24.1*          Power of Attorney is contained on the signature
                pages to this registration statement.

--------
 +  To be filed by amendment.
 *  Previously filed.
(i) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-66184), as amended.
(ii) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-88246) as amneded.
(iii) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on October 10, 1997.
(iv) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on August 14, 1998.
(v) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on June 29, 1998.
(vi) Incorporated by reference to the Company's 8-K filed with the Securities Exchange Commission on June 18, 1999.
(vii) Incorporated by reference to the Company's 10-Q; quarter ended September 30, 1997 (Confidential treatment granted).
(viii) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

(ix) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.
(x) Management contract/compensation plan, contract or arrangement.
(xi) Incorporated by reference to the Company's Form 10-Q for the quarter ended June 30, 1999.
(xii) Incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1999.
(xiii) Incorporated by reference to the Company's DEF 14A filed with the SEC on July 29, 1998.
(xiv) Incorporated by reference to the Company's Annual Report on Form 10-K405 for the fiscal year ended March 31, 1999.